Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Starbox Group Holdings Ltd’s Registration Statement on Form F-3, of our report dated March 22, 2022, except for Note 2, as to which the date is May 18, 2022, and Notes 7 and 12, as to which the date is June 15, 2022, with respect to our audit of the consolidated statements of operation and comprehensive income (loss), changes in shareholders’ equity (deficit) and cash flows for the year ended September 30, 2021 appearing in the Annual Report on Form 20-F of Starbox Group Holdings Ltd. for the year ended September 30, 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on November 22, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements included in such Prospectus for the periods after the date of our dismissal.

/s/ Friedman LLP

New York, New York

July 17, 2024